Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2026, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2026.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Jill Sawyer	Brenda Pomar
Senior Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
jsawyer@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Reports Fourth Quarter and Full Year 2025 Results
NORTH BETHESDA, Md. (February 12, 2026) - Federal Realty Investment Trust (NYSE:FRT) today reported its results for the fourth quarter and full year ended December 31, 2025. Net income available for common shareholders was $4.68 per diluted share for the full year 2025 and $1.48 per diluted share for the fourth quarter, compared to $3.42 and $0.75 per diluted share for the same periods in 2024, respectively. Operating income for 2025 totaled $602.2 million, with $180.7 million in the fourth quarter, compared to $472.4 million and $109.3 million, respectively, in 2024.
Highlights for the full year, fourth quarter and subsequent to quarter-end include:
•Generated Nareit defined funds from operations available to common shareholders (Nareit FFO) per diluted share of $7.22 for the year, compared to $6.77 in 2024, an increase of 6.6%. For the fourth quarter, generated Nareit FFO per diluted share of $1.84, compared to $1.73 for the fourth quarter of 2024, an increase of 6.4%.
•Introduced Core FFO, a new measure intended to provide enhanced comparability across periods for Federal’s underlying operating results; Core FFO was $7.06 per diluted share in 2025, up 4.3% from $6.77 in 2024. See attachment for a full definition of Core FFO.
•Record-breaking leasing in 2025:
◦Achieved an all-time company record total leasing volume of 2.5 million square feet of retail space.
◦Strongest comparable rent spreads in over a decade of 15% on a cash basis and 27% on a straight-line basis.
•Achieved comparable portfolio occupancy of 94.5% and a leased rate of 96.6% at quarter end, with:
◦Occupancy up 40 basis points and leased rate up 90 basis points sequentially.
◦Occupancy up 50 basis points and leased rate up 40 basis points year-over-year.
◦Small shop leased rate of 93.8%, up 50 basis points sequentially.
•Generated comparable property operating income (POI) growth of 3.8% for the year, and 3.1% for the fourth quarter, excluding lease termination fees and prior period rents collected.
•Acquired two properties in the fourth quarter totaling $340 million, adding a new market to Federal Realty’s footprint in Omaha, NE with Village Pointe, and growing in its existing Maryland portfolio with Annapolis Town Center in Annapolis, MD.
•Completed $169 million of peripheral residential and mature retail dispositions in the fourth quarter, with an additional $159 million announced subsequent to quarter end.
•Announced a new redevelopment project at Willow Grove in Willow Grove, PA, at a projected cost of $110 - $120 million and projected return on investment (ROI) of 7%.
•Ended the quarter with approximately $1.3 billion in total liquidity.
•Introduced 2026 earnings per diluted share guidance of $3.90 to $4.00 and 2026 Nareit FFO and Core FFO per diluted share guidance of $7.42 to $7.52, representing 5.1% and 6.5% growth at the low and high end of the range for Core FFO year-over-year.
“Federal Realty delivered strong 2025 results, driven by exceptional leasing performance and strong rent spreads that produced solid year-over-year earnings growth. We also made meaningful strategic progress on our capital recycling and reinvestment initiative: entering new markets, acquiring dominant properties that enhance the quality of our portfolio, and advancing our residential development pipeline in the right retail locations,” said Donald C. Wood, Chief Executive Officer of

Federal Realty. “Even as we navigate the near-term refinancing environment, our momentum underpins expected 6% Core FFO growth in 2026.”
Financial Results
Net Income
For the full year 2025, net income available for common shareholders was $403.0 million and earnings per diluted share was $4.68, versus $287.2 million and $3.42, respectively, for the full year 2024.
For the fourth quarter 2025, net income available for common shareholders was $127.7 million and earnings per diluted share was $1.48, versus $63.5 million and $0.75, respectively, for the fourth quarter of 2024.
FFO
For the full year 2025, Nareit FFO was $624.3 million, or $7.22 per diluted share. This compares to Nareit FFO of $570.2 million, or $6.77 per diluted share for the full year 2024. Core FFO in 2025 was $611.0 million, or $7.06 per diluted share, versus $570.7 million, or $6.77 per diluted share for the full year 2024.
For the fourth quarter 2025, Nareit FFO was $159.2 million, or $1.84 per diluted share, compared to $147.6 million, or $1.73 per diluted share for the fourth quarter of 2024. Core FFO in the fourth quarter 2025 was $159.1 million, or $1.84 per diluted share, versus $150.5 million, or $1.76 per diluted share.
Nareit FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. Core FFO adjusts Nareit FFO to exclude the impact of certain items that management considers are not indicative of the Company’s ongoing operating and financial performance. See attachments for a reconciliation of Nareit FFO and Core FFO and definition of Core FFO.
Operational Update
Occupancy
The following operational metrics for the commercial portfolio are as of December 31, 2025:
•The comparable portfolio occupancy was 94.5%, up 40 basis points sequentially and up 50 basis points year-over-year.
•Comparable portfolio leased rate was 96.6%, up 90 basis points sequentially and up 40 basis points year-over-year.
•Small shop leased rate was 93.8%, up 50 basis points sequentially and up 20 basis points year-over-year.
•Anchor leased rate was 97.3%, up 80 basis points sequentially and down 20 basis points year-over-year.
The residential leased rate was 94.8% as of December 31, 2025.
Leasing Activity
For the full year 2025, Federal Realty signed 454 leases for 2,471,099 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 434 leases for 2,340,282 square feet at an average rent of $37.98 per square foot compared to the average contractual rent of $33.12 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 15%, 27% on a straight-line basis. Comparable leases represented 96% of total comparable and non-comparable leases signed during 2025.
During the fourth quarter 2025, Federal Realty signed 109 leases for 612,978 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 105 leases for 600,684 square feet at an average rent of $39.09 per square foot compared to the average contractual rent of $34.84 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 12%, 24% on a straight-line basis. Comparable leases represented 96% of total comparable and non comparable leases signed during the fourth quarter 2025.

Redevelopment
Announced a new redevelopment project at Willow Grove in Willow Grove, PA. This project will bring over 260 residential units, 52,000 square feet of retail space, and a 438-stall parking garage to the shopping center. The projected cost is $110 - $120 million and a 7% projected ROI1.
Transaction Activity
•February 5, 2026 — sold Misora, a peripherally located residential component of Santana Row in San Jose, CA, for $148.5 million; additionally, the Company sold Courthouse Center, a 33,000 square-foot neighborhood shopping center in Rockville, MD, for $10.0 million.
•December 17, 2025 — sold Pallas, a peripherally located residential component of Pike & Rose in North Bethesda, MD, for $125.0 million.
•December 16, 2025 — sold Bristol Plaza, a 264,000 square-foot grocery-anchored shopping center in Bristol, CT, for $44.4 million.
•November 24, 2025 — acquired Village Pointe, a leading open-air lifestyle center in Omaha, NE, totaling 452,000 square feet, for $153.3 million.
•October 10, 2025 – acquired Annapolis Town Center, a premier open-air retail center in Annapolis, MD, totaling 479,000 square feet, for $187.0 million.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.13 per common share, resulting in an indicated annual rate of $4.52 per common share. The regular common dividend will be payable on April 15, 2026 to common shareholders of record as of April 1, 2026.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2026 to shareholders of record as of April 1, 2026.
2026 Initial Guidance
The company’s initial 2026 guidance is based on the following assumptions:

2026 Guidance[2]
Net income available for common shareholders per diluted share	$3.90 - $4.00
Nareit FFO per diluted share	$7.42 – $7.52
Core FFO per diluted share	$7.42 – $7.52
Comparable properties growth	3.0% - 3.5%
Lease termination fees	$7 - $8 million
Incremental redevelopment / expansion POI[3]	$13 - $15 million
General and administrative expenses	$47 - $49 million
Development / redevelopment capital	$175 - $225 million
Capitalized interest	$11 - $12 million

Notes:
1See page 17 of our Form 8-K filed on February 12, 2026.
2Does not include the impact of acquisitions or dispositions other than those which have closed as of February 11, 2026. All amounts are estimates.
3Includes the expected additional POI to be recognized in 2026, which is incremental to the amount recognized in 2025 from our larger redevelopments at Santana West, Pike & Rose - 915 Meeting Street, Bala Cynwyd on City Avenue and Huntington Shopping Center as more fully discussed on page 17 of our Form 8-K filed on February 12, 2026.

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated Nareit FFO and Core FFO per diluted share for the full year 2026:

	Full Year 2026 Guidance Range
	Low	High
Estimated net income available for common shareholders per diluted share	$3.90	$4.00
Adjustments:
Estimated gain on sale of real estate, net	(1.06)	(1.06)
Estimated depreciation and amortization	4.58	4.58
Estimated Nareit FFO and Core FFO per diluted share	$7.42	$7.52
Below is our Nareit FFO and Core FFO for 2024, 2025, and estimated 2026 range, per diluted share:

	2024 Actual	2025 Actual	2026 Estimate
Nareit FFO per diluted share	$6.77	$7.22	$7.42 - $7.52
% growth over the prior year		6.6%	2.8% - 4.2%
Adjustments:
New market tax credit transaction income, net	—	(0.15)	—
Executive transition costs	0.04	—	—
Collection of prior period rents deferred during COVID	(0.04)	(0.00)	—
Core FFO	$6.77	$7.06	$7.42 - $7.52
% growth over the prior year		4.3%	5.1% - 6.5%
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2025 earnings conference call, which is scheduled for Thursday, February 12, 2026 at 5:00 PM ET. To participate, please call 833-821-4548 or 412-652-1258 prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 26, 2026 by dialing 844-512-2921 or 412-317-6671; Passcode: 10205568.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets and select underserved regions with strong economic and demographic fundamentals. Founded in 1962, Federal Realty's mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. This includes a portfolio of open-air shopping centers and mixed-use destinations—such as Santana Row, Pike & Rose and Assembly Row—which together reflect the company's ability to create distinctive, high-performing environments that serve as vibrant destinations for their communities. As of December 31, 2025, Federal Realty's 104 properties include approximately 3,700 tenants in 28.8 million commercial square feet, and approximately 2,700 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 58 consecutive years, the longest record in the REIT industry. The company is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2026 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2026.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2025
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$327,537	$303,878	$1,245,491	$1,170,078
Other property income	8,228	7,286	32,371	31,258
Mortgage interest income	280	280	1,113	1,116
Total revenue	336,045	311,444	1,278,975	1,202,452
EXPENSES
Rental expenses	70,551	65,121	267,445	249,569
Real estate taxes	40,012	36,828	151,438	142,230
General and administrative	12,464	14,819	46,913	49,739
Depreciation and amortization	97,378	87,117	367,842	342,598
Total operating expenses	220,405	203,885	833,638	784,136

New market tax credit transaction income	—	—	14,176	—
Gain on sale of real estate	72,439	1,760	150,111	54,040
Impairment charge	(7,425)	—	(7,425)	—

OPERATING INCOME	180,654	109,319	602,199	472,356

OTHER INCOME/(EXPENSE)
Other interest income	650	782	3,143	4,294
Interest expense	(48,922)	(43,234)	(183,614)	(175,476)
Income from partnerships	233	1,335	1,920	3,160
NET INCOME	132,615	68,202	423,648	304,334
Net income attributable to noncontrolling interests	(2,871)	(2,665)	(12,571)	(9,126)
NET INCOME ATTRIBUTABLE TO THE TRUST	129,744	65,537	411,077	295,208
Dividends on preferred shares	(2,008)	(2,008)	(8,032)	(8,032)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$127,736	$63,529	$403,045	$287,176

EARNINGS PER COMMON SHARE, BASIC
Net income available for common shareholders	$1.48	$0.75	$4.68	$3.42
Weighted average number of common shares	85,983	84,685	85,852	83,559
EARNINGS PER COMMON SHARE, DILUTED
Net income available for common shareholders	$1.48	$0.75	$4.68	$3.42
Weighted average number of common shares	86,604	84,692	86,405	83,566

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2025
	December 31,	December 31,
	2025	2024
	(in thousands, except share and per share data)

ASSETS
Real estate, at cost
Operating (including $1,832,190 and $1,825,656 of consolidated variable interest entities, respectively)	$11,265,167	$10,363,961
Construction-in-progress (including $28,418 and $9,939 of consolidated variable interest entities, respectively)	374,735	539,752
	11,639,902	10,903,713
Less accumulated depreciation and amortization (including $468,725 and $424,044 of consolidated variable interest entities, respectively)	(3,351,881)	(3,152,799)
Net real estate	8,288,021	7,750,914
Cash and cash equivalents	107,415	123,409
Accounts and notes receivable, net	249,755	229,080
Mortgage notes receivable, net	9,091	9,144
Investment in partnerships	31,881	33,458
Operating lease right of use assets, net	83,120	85,806
Finance lease right of use assets, net	6,410	6,630
Prepaid expenses and other assets	354,767	286,316
TOTAL ASSETS	$9,130,460	$8,524,757
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $194,176 and $186,643 of consolidated variable interest entities, respectively)	$521,759	$514,378
Notes payable, net	1,057,331	601,414
Senior notes and debentures, net	3,364,010	3,357,840
Accounts payable and accrued expenses	219,678	183,564
Dividends payable	99,792	96,743
Security deposits payable	31,548	30,941
Operating lease liabilities	72,304	74,837
Finance lease liabilities	12,903	12,783
Other liabilities and deferred credits	250,494	227,827
Total liabilities	5,629,819	5,100,327
Commitments and contingencies
Redeemable noncontrolling interests	181,655	180,286
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $0.01 par, 200,000,000 shares authorized, 86,266,009 and 85,666,220 shares issued and outstanding, respectively	869	862
Additional paid-in capital	4,310,365	4,248,824
Accumulated dividends in excess of net income	(1,224,372)	(1,242,654)
Accumulated other comprehensive income	2,047	4,740
Total shareholders’ equity of the Trust	3,248,731	3,171,594
Noncontrolling interests	70,255	72,550
Total shareholders’ equity	3,318,986	3,244,144
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,130,460	$8,524,757

Federal Realty Investment Trust
Funds From Operations
December 31, 2025
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Nareit Funds from Operations available for common shareholders (Nareit FFO) (1)
Net income	$132,615	$68,202	$423,648	$304,334
Net income attributable to noncontrolling interests	(2,871)	(2,665)	(12,571)	(9,126)
Gain on sale of real estate	(72,439)	(1,760)	(150,111)	(54,040)
Impairment charge	7,425	—	7,425	—
Depreciation and amortization of real estate assets	84,060	76,779	320,311	302,455
Amortization of initial direct costs of leases	12,207	8,704	42,671	33,377
Funds from operations	160,997	149,260	631,373	577,000
Dividends on preferred shares (2)	(1,875)	(1,875)	(7,500)	(7,500)
Income attributable to downREIT operating partnership units	595	675	2,463	2,743
Income attributable to unvested shares	(522)	(481)	(2,080)	(2,004)
Nareit FFO	$159,195	$147,579	$624,256	$570,239
Weighted average number of common shares, diluted (2)(4)	86,604	85,402	86,498	84,286

Nareit FFO per diluted share (4)	$1.84	$1.73	$7.22	$6.77

Core Funds from Operations (Core FFO) (1)(5)
Nareit FFO	$159,195	$147,579	$624,256	$570,239
Adjustments:
New market tax credit transaction income, net (3)	—	—	(13,004)	—
Executive transition costs	—	3,687	—	3,687
Collection of prior period rents deferred during COVID	(52)	(768)	(261)	(3,218)
Core FFO (5)	$159,143	$150,498	$610,991	$570,708

Core FFO per diluted share (4)(5)	$1.84	$1.76	$7.06	$6.77
Notes:
(1)See Glossary of Terms.
(2)For the three months and years ended December 31, 2025 and 2024, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)In June 2018, we formed a joint venture to develop Freedom Plaza (formerly Jordan Downs Plaza), for which we own 92%. The investment in this development qualified for tax credits under the New Market Tax Credit ("NMTC") Program, established by the Community Renewal Tax Relief Act of 2000. In 2018, we transferred the earned tax credits to a third-party bank in exchange for cash proceeds. The proceeds received and related transaction costs were deferred until the end of the seven-year NMTC compliance period, which concluded in June 2025. As a result, in 2Q2025, we recognized $14.2 million ($13.0 million, net of income attributable to noncontrolling interest) in income related to the sale of the new market tax credits, which is included in Nareit FFO, but excluded from Core FFO.
(4)The weighted average common shares used to compute FFO per diluted common share includes shares issuable upon the assumed redemption of outstanding downREIT operating partnership units that were excluded from the computation of diluted EPS. The assumed issuance of shares upon redemption of these operating partnership units is dilutive in the computation of FFO per diluted share for all periods presented, but is anti-dilutive for the computation of diluted EPS for the three months and year ended December 31, 2024.
(5)Core FFO is a supplemental non-GAAP financial measure of performance that adjusts Nareit FFO to exclude the impact of certain items that management considers are not indicative of the Company’s ongoing operating and financial performance. These adjustments include, when applicable, (1) gains or losses on early extinguishment of debt, (2) new market tax credit transaction income, (3) executive transition costs, (4) collection of prior period rents which were contractually deferred or payments renegotiated related to the COVID-19 pandemic, and (5) other items as determined by management. Management believes Core FFO provides enhanced comparability across periods and additional insight into the Company’s underlying operating results, by excluding items that may reflect short-term fluctuations in net income and Nareit FFO. Core FFO is not intended to be a substitute for net income or Nareit FFO. Comparison of our presentation of Core FFO to similarly titled measures for other REITs may not be meaningful due to possible differences in the way Core FFO is defined or applied by other REITs.

Federal Realty Investment Trust
Other Supplemental Information
December 31, 2025
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
EBITDA for Real Estate (EBITDAre) (1)
Net income	$132,615	$68,202	$423,648	$304,334
Interest expense	48,922	43,234	183,614	175,476
Other interest income	(650)	(782)	(3,143)	(4,294)
Income tax provision (benefit)	34	(48)	252	162
Depreciation and amortization	97,378	87,117	367,842	342,598
Gain on sale of real estate	(72,439)	(1,760)	(150,111)	(54,040)
Impairment charge	7,425	—	7,425	—
Adjustments of EBITDAre of unconsolidated affiliates	1,786	1,905	7,274	7,746
EBITDAre	$215,071	$197,868	$836,801	$771,982

Ratio of EBITDAre to combined fixed charges and preferred share dividends (2)(3)	3.9x	3.8x	3.9x	3.7x

Dividends and Payout Ratios
Regular common dividends declared	$97,481	$94,226	$384,763	$369,232

Dividend payout ratio as a percentage of NAREIT FFO	61%	64%	62%	65%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$66,554	$35,929	$193,719	$144,327
Tenant improvements and incentives	21,671	19,128	80,082	83,566
Total non-maintenance capital expenditures	88,225	55,057	273,801	227,893
Maintenance capital expenditures	12,063	11,022	29,362	24,552
Total capital expenditures	$100,288	$66,079	$303,163	$252,445

Other Information
Leasing costs	$5,610	$13,814	$23,114	$31,049
Share-based compensation expense (non-cash)	$3,695	$5,204	$14,608	$16,357

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,564	$3,718	$14,170	$13,742
New market tax credit transaction income	—	—	1,172	—
Depreciation and amortization	(1,124)	(1,567)	(4,603)	(6,713)
Interest expense	(164)	(161)	(631)	(646)
Net income	$2,276	$1,990	$10,108	$6,383

Notes:
(1)See Glossary of Terms.
(2)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(3)Excluding the $14.2 million of new market tax credit transaction income, the ratio of EBITDAre to combined fixed charges and preferred share dividends for the year ended December 31, 2025 would have been the same 3.9x.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
December 31, 2025

Components of Rental Income (1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands)
Minimum rents (2)
Commercial	$221,007	$203,895	$847,246	$789,947
Residential	25,774	27,607	104,892	108,318
Cost reimbursements	67,546	59,670	253,530	230,069
Percentage rents	6,912	5,706	19,149	18,646
Other lease related (3)	6,706	6,291	23,692	22,215
Collectibility related impacts (4)	(408)	709	(3,018)	883
Total rental income	$327,537	$303,878	$1,245,491	$1,170,078
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in millions)

Straight-line rents	$6.4	$10.5	$28.0	$26.8
Amortization of in-place leases	$4.6	$3.2	$14.8	$13.5
(3)Includes lease termination fees of $1.4 million and $1.1 million for the three months ended December 31, 2025 and 2024, respectively, and $5.8 million and $4.3 million for the years ended December 31, 2025 and 2024.
(4)For the three months ended December 31, 2025 and 2024, our collectability related impacts include the collection of approximately $0.1 million and $0.8 million, respectively, and $0.3 million and $3.2 million for the years ended December 31, 2025 and 2024, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2025

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Friendship Center, Grossmont Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q4 2024 to Q4 2025. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. The amounts shown below for the years ended December 31, 2025 and 2024 reflect the summation of our reported quarterly results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024		2025	2024
	(in thousands)			(in thousands)
Operating income	$180,654	$109,319		$602,199	$472,356
Add:
Depreciation and amortization	97,378	87,117		367,842	342,598
General and administrative	12,464	14,819		46,913	49,739
New market tax credit transaction income	—	—		(14,176)	—
Gain on sale of real estate	(72,439)	(1,760)		(150,111)	(54,040)
Impairment charge	7,425	—		7,425	—
Property operating income (POI)	225,482	209,495		860,092	810,653
Less: Non-comparable POI - acquisitions/dispositions	(14,723)	(5,066)		(39,028)	(16,657)
Less: Non-comparable POI - redevelopment, development & other	(8,923)	(8,104)		(30,778)	(30,889)
Comparable property POI	$201,836	$196,325		$790,286	$763,107

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2025	2024	Change	2025	2024	Change
	(in thousands)			(in thousands)
Minimum rents (1)	$221,112	$216,848		$871,147	$846,457
Cost reimbursements	60,335	57,638		231,806	220,167
Other	16,163	14,891		57,201	54,791
Collectibility related impacts	(96)	148		(1,631)	235
Total property revenue	297,514	289,525		1,158,523	1,121,650

Rental expenses	(60,483)	(58,709)		(231,585)	(224,727)
Real estate taxes	(35,195)	(34,491)		(136,652)	(133,816)
Total property expenses	(95,678)	(93,200)		(368,237)	(358,543)

Comparable property POI	$201,836	$196,325	2.8%	$790,286	$763,107	3.6%
Less:
Lease termination fees	(1,278)	(1,125)		(5,446)	(4,261)
Prior period rents collected (2)	(52)	(648)		(261)	(2,986)
Comparable property POI excluding lease termination fees and prior period rents collected	$200,506	$194,552	3.1%	$784,579	$755,860	3.8%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2025	2024		2025	2024
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$35,516	$32,265		$134,853	$138,197
Maintenance capital expenditures	10,577	9,854		27,530	23,083
	$46,093	$42,119		$162,383	$161,280

Comparable Property - Occupancy Statistics (3)
				At December 31,
				2025	2024
GLA - comparable commercial properties				25,073,000	25,163,000
Leased % - comparable commercial properties				96.6%	96.2%
Occupancy % - comparable commercial properties				94.5%	94.0%
Notes:
(1)For the three months ended December 31, 2025 and 2024, amounts include straight-line rents of $3.1 million and $6.6 million, respectively, and $17.2 million and $15.6 million for the years ended December 31, 2025 and 2024, respectively. For the three months ended December 31, 2025 and 2024, amounts include amortization of in-place leases of $3.9 million and $2.5 million, respectively, and $11.8 million and $10.5 million for the years ended December 31, 2025 and 2024, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 11 for "Summary of Capital Expenditures" and page 27 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
December 31, 2025
	December 31,
	2025	2024
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	86,793	86,275
Market price per common share	$100.80	$111.95
Common equity market capitalization including downREIT operating partnership units	$8,748,734	$9,658,486

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$8,908,559	$9,818,311

Total debt	$4,943,100	$4,473,632
Less: cash and cash equivalents	(107,415)	(123,409)
Total net debt (3)	$4,835,685	$4,350,223

Total market capitalization	$13,744,244	$14,168,534

Leverage and Liquidity Ratio
Total net debt to market capitalization at market price per common share	35%	31%

Senior Notes and Debentures Covenants (4)
	December 31, 2025	Debt Covenant Threshold (5)
Total Debt to Total Assets	40%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	4.1x	> 1.5x
Unencumbered Assets to Unsecured Debt	246%	> 150%

Notes:
(1)Amounts include 526,915 and 608,348 downREIT operating partnership units outstanding at December 31, 2025 and 2024, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)The reference period for calculating these covenants is the year ended December 31, 2025.
(5)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2025
	As of December 31, 2025
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages payable (1)
Bell Gardens	8/1/2026	4.06%	$10,885
Bethesda Row	12/28/2026 (2)	SOFR + 0.95%	200,000
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Azalea (3)	10/30/2028 (4)	SOFR + 0.85%	55,000
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	SOFR + 1.95% (5)	50,568
Various Hoboken (12 Buildings)	Various through 2029	3.91% to 5.00%	23,568
Chelsea	1/15/2031	5.36%	3,091
Subtotal			523,212
Net unamortized debt issuance costs and discount			(1,453)
Total mortgages payable, net			521,759		4.47%

Notes payable
Revolving credit facility (3)(6)	4/5/2027	SOFR + 0.775%	310,000
$750 million term loan (3)	3/20/2028	SOFR + 0.85%	750,000
$250 million term loan (3)	1/31/2031	SOFR + 0.85%	—
Various	Various through 2059	Various	1,190
Subtotal			1,061,190
Net unamortized debt issuance costs			(3,859)
Total notes payable, net			1,057,331		4.52%	(8)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(15,190)
Total senior notes and debentures, net			3,364,010		3.77%

Total debt, net			$4,943,100

Total fixed rate debt, net			$4,080,487	83%	3.85%
Total variable rate debt, net			862,613	17%	4.70%	(8)
Total debt, net			$4,943,100	100%	4.00%	(8)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2025, our share of unconsolidated debt was approximately $61.9 million. At December 31, 2025, our noncontrolling interests' share of mortgages payable was $15.4 million.
(2)We have one one-year extension, at our option to extend the maturity date of this mortgage loan to December 28, 2027.
(3)Our Azalea mortgage loan, revolving credit facility SOFR loans and our term loans bear interest at Daily Simple SOFR, as defined in the respective credit agreements, plus a spread, based on our current credit rating. The interest rate on $450.0 million of our $750.0 million term loan is fixed at a weighted average interest rate of 4.17% through March 1, 2028 through interest rate swap agreements.
(4)We have two one-year extensions, at our option to extend the maturity date of this mortgage loan to October 30, 2030.
(5)The interest rate on this mortgage loan is fixed at 3.67% through two interest rate swap agreements.
(6)The maximum amount drawn under our $1.25 billion revolving credit facility during both the three months and year ended December 31, 2025 was $461.6 million. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, was 4.8% and 5.0% for the three months and year ended December 31, 2025, respectively. On October 30, 2025, the interest rate on our revolving credit facility was reduced by removing the 0.10% adjustment to SOFR.
(7)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.
(8)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2025
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2026	$3,145	$452,450		$455,595		9.2%	2.0%
2027	2,637	890,682	(1)	893,319		18.0%	4.0%
2028	2,511	660,000	(2)	662,511		13.4%	5.1%	(6)
2029	2,329	943,105		945,434		19.0%	3.6%
2030	684	1,205,000	(3)	1,205,684		24.3%	4.3%
2031	59	—		59		—%	6.1%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
2034	—	—		—		—%	—%
2035	—	—		—		—%	—%
Thereafter	—	801,000		801,000		16.1%	4.2%
Total	$11,365	$4,952,237		$4,963,602	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $200.0 mortgage loan secured by Bethesda Row matures on December 28, 2026 plus one one-year extension, at our option to December 28, 2027.
(2)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of December 31, 2025, there was $310.0 million outstanding under this credit facility.
(3)Our $750.0 million term loan matures on March 20, 2028, plus two one-year extensions at our option to March 20, 2030. Additionally, our $55.0 million mortgage loan secured by Azalea matures on October 30, 2028, plus two one-year extensions at our option to October 30, 2030.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of December 31, 2025. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 5 years.
(5)The weighted average rate reflects the weighted average interest rate, as of December 31, 2025, on debt maturing in the respective year.
(6)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
December 31, 2025

The following redevelopment opportunities are actively being worked on by the Trust. (1)

						Projected POI Delivered (2)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Delivered 2025	Projected 2026
				(in millions)	(in millions)	(as a % of Total)
Projects stabilized:
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	8%	$82	$80	95%	Stabilized

Projects in process:
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 345,000 square feet of office space leased	5% - 6%	$325 - $335	$308	15%	75% - 80%
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 262,000 square foot office building with 10,000 square feet of retail space. The building is fully leased.	6%	$180 - $190	$179	70%	90% - 95%
Santana Row - Lot 12	San Jose, CA	Development of a new six story building with 258 residential units and associated parking	6% - 7%	$140 - $148	$28	—	—
Willow Grove	Willow Grove, PA	Demolition of 130,000 SF of existing retail to construct a new six story mixed use building with 261 residential units, a 438 space parking structure, and an additional 52,000 SF of retail space	7%	$110 - $120	$14	—	—
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 19,000 square feet of retail and a two-story parking structure with 234 parking stalls. Delivery expected to start in Q1 2026.	7%	$90 - $95	$68	—	0% - 5%
Hoboken - 301 Washington Street	Hoboken, NJ	Development of a new 5 story, 45-unit residential building with 10,200 square feet of ground floor retail space	6% - 7%	$45 - $48	$18	—	—

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Andorra	Philadelphia, PA	Demolition of 31,500 square feet of anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and redevelopment of 27,000 square feet of vacant small shop space at the north end of the property to construct 10,400 square feet of small shop, and a 10,000 square foot anchor tenant	7% - 8%	$32	$23	2026
Grossmont Center	La Mesa, CA	Phase I of a multi-phase redevelopment of the property focusing on revitalizing the northern side of the property encompassing 131,000 square feet of anchor and small shop space	9% - 10%	$18	$3	2029
Santana Row	San Jose, CA	Installation and implementation of paid parking system	41%	$3	$3	Stabilized
Mercer on One	Lawrenceville, NJ	Construction of a 2,225 square foot pad building with drive-thru for a restaurant tenant	8%	$3	$3	Stabilized

Active Property Improvement Projects (6)		Ongoing improvements at 8 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 16%	$48	$32
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered is an approximate calculation of the POI delivered or expected to be delivered and is calculated based on the Projected Cost and Projected ROI disclosed herewith and is based on the mid-point of the range, if applicable. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
December 31, 2025

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Del Monte Shopping Center	Monterey, CA		✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Finley Square	Downers Grove, IL	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Governor Plaza	Glen Burnie, MD	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Northeast	Philadelphia, PA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Providence Place	Fairfax, VA	✓	✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Tower Shopping Center	Springfield, VA	✓
Troy Hills	Parsippany-Troy, NJ	✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Willow Lawn	Richmond, VA		✓
Wynnewood	Wynnewood, PA	✓	✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 137 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Significant Transactions
December 31, 2025
Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 25, 2025	Del Monte Shopping Center	Monterey, California	675,000	$123.5	Whole Foods / Macy's / Petco / Pottery Barn / Apple / Sephora
July 1, 2025	Town Center Crossing & Town Center Plaza	Leawood, Kansas	552,000	$289.0	Trader Joe’s / Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia
October 10, 2025	Annapolis Town Center	Annapolis, Maryland	479,000	$187.0	Whole Foods / Restoration Hardware / Pottery Barn / Williams Sonoma / Life Time Fitness / Anthropologie
November 24, 2025	Village Pointe	Omaha, Nebraska	452,000	$153.3	Nordstrom Rack / Best Buy / Apple / Sephora / lululemon

Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
January 7, 2025	White Marsh Other (portion)	Baltimore, Maryland	$3.4
May 12, 2025	Santana Row Residential (1 building)	San Jose, California	$73.9
June 23, 2025	Hollywood Boulevard	Los Angeles, California	$69.0
December 16, 2025	Bristol Plaza	Bristol, Connecticut	$44.4
December 17, 2025	Pike & Rose Residential (1 building)	North Bethesda, Maryland	$125.0
February 5, 2026	Santana Row Residential (1 building)	San Jose, California	$148.5
February 5, 2026	Courthouse Center	Rockville, Maryland	$10.0

Financing Transactions
Issuance of Common Shares
On March 28, 2025, we settled our remaining open forward sales agreements by issuing 476,497 common shares which were sold at a weighted average gross offering price of $115.43.
Term Loans
On March 20, 2025, we amended and restated our $600.0 million unsecured term loan, extending the maturity date to March 20, 2028, plus two one-year extensions, at our option. We also had the right to borrow up to an additional $150.0 million, which we exercised on September 22, 2025, bringing our total amount outstanding under this agreement to $750.0 million as of December 31, 2025. Under an accordion feature, we have the right to request additional loans, subject to an aggregate maximum of $1.0 billion borrowed under the restated agreement. Additionally, on May 1, 2025, the interest rate was reduced by removing the 0.10% adjustment to SOFR
On November 17, 2025, we entered into an additional unsecured term loan agreement, which gives us the capacity to borrow up to $250.0 million at an interest rate of SOFR + 85 basis points, based on our current credit rating. The loan matures on January 31, 2031, and as of December 31, 2025, we do not have any outstanding borrowings under this agreement. Under an accordion feature, we have the right to request additional loans, subject to an aggregate maximum of $500.0 million.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$52,348	10	113,000	98%	98%	$32.78		46,000	Harris Teeter
Bethesda Row	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	275,625	17	532,000	99%	98%	$60.65	180	40,000	Giant Food	Apple / Anthropologie / Equinox / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,265	10	144,000	100%	100%	$40.58		51,000	Giant Food	CVS / Staples
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	51,246	9	89,000	91%	85%	$32.43		35,000	Safeway	Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,667	21	309,000	91%	79%	$46.87	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,643	2	33,000	81%	81%	$30.44
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,839	11	124,000	98%	98%	$29.15		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	75,243	18	249,000	96%	95%	$40.51		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,840	1	25,000	100%	100%	$23.18				Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,717	16	205,000	98%	98%	$33.44				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,425	10	133,000	95%	93%	$39.72		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,166	7	73,000	98%	92%	$51.51		23,000	TBA
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	212,421	45	411,000	100%	98%	$29.03		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,369	26	367,000	96%	96%	$25.27		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,103	36	369,000	98%	98%	$35.06		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	99,382	40	565,000	97%	96%	$21.43		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington / Ulta
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,211	10	90,000	100%	100%	$46.51		14,000	Trader Joe's	Walgreens / Planet Fitness
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	800,095	24	955,000	100%	97%	$47.31	447			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	57,047	13	175,000	99%	99%	$51.85		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	47,221	10	116,000	97%	97%	$35.01		18,000	Aldi	CVS / L.A. Fitness
Providence Place		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,855	25	228,000	90%	90%	$25.17		65,000	Safeway	Micro Center / CVS / Michaels
Quince Orchard	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,802	16	271,000	87%	87%	$26.17		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,201	12	109,000	99%	99%	$31.09		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	43,751	10	103,000	98%	89%	$30.42		35,000	Safeway	Outback Steakhouse
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,818	5	48,000	96%	96%	$54.82		15,000	Trader Joe's

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Village at Shirlington	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	78,462	16	277,000	91%	89%	$41.22		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	210,985	110	668,000	98%	95%	$27.56		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowe's (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	120,862	14	298,000	99%	99%	$35.22		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,393	12	88,000	100%	97%	$114.79		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,843,002	556	7,167,000	97%	95%	$37.95

California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	109,020	22	226,000	100%	92%	$33.07			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	120,447	32	371,000	93%	93%	$25.79		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(4)	Los Angeles-Long Beach-Anaheim, CA	14,102	1	42,000	73%	73%	$50.42				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	94,444	22	239,000	85%	85%	$36.98		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
Del Monte Shopping Center		Salinas, CA	130,284	46	675,000	80%	80%	$18.82		25,000	Whole Foods	Macy's / Petco / Pottery Barn / Apple / Sephora
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,260	32	441,000	98%	88%	$20.93		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,808	18	298,000	100%	98%	$32.01			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	28,113	3	71,000	47%	47%	$41.11				CB2
Freedom Plaza	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	44,035	9	114,000	92%	92%	$32.68		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	179,404	64	866,000	95%	95%	$16.62		294,000	Target / Walmart	Barnes & Noble / CVS
Hastings Ranch Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	25,997	15	273,000	100%	100%	$9.66				Marshalls / HomeGoods / CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,461	8	99,000	89%	72%	$49.43				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,907	12	155,000	100%	100%	$35.10		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Pinole Vista Crossing		San Francisco-Oakland-Hayward, CA	58,492	19	216,000	99%	99%	$22.48		43,000	FoodMaxx	TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,967	4	48,000	98%	98%	$25.97			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,269	50	503,000	99%	98%	$49.24		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(4)(6)	San Jose-Sunnyvale-Santa Clara, CA	52,418	22	213,000	100%	100%	$18.37		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(4)	San Jose-Sunnyvale-Santa Clara, CA	1,388,528	52	1,521,000	98%	98%	$57.21	554			Crate & Barrel / Container Store / Best Buy / Sephora / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	48,986	12	148,000	95%	95%	$22.37		43,000	Food 4 Less	CVS / Ross Dress for Less
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	164,433	44	650,000	92%	85%	$23.72		215,000	Target / TBA	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,230,375	487	7,169,000	94%	92%	$32.96

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
NY Metro/New Jersey
Brick Plaza	(4)	New York-Newark-Jersey City, NY-NJ-PA	105,246	46	405,000	97%	96%	$23.66		14,000	Trader Joe's	L.A. Fitness / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	54,848	11	97,000	100%	97%	$42.96				Banana Republic / Gap / Tommy's Tavern + Tap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	154,790	9	120,000	96%	91%	$48.04	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	99,652	17	408,000	99%	99%	$41.67		43,000	Lidl / Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	88,235	9	147,000	94%	92%	$43.82		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,870	13	103,000	93%	93%	$18.72		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	36,000	100%	100%	$96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	42,741	15	134,000	94%	94%	$27.26		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(5) (7)	New York-Newark-Jersey City, NY-NJ-PA	236,115	4	171,000	97%	95%	$62.98	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	113,947	21	217,000	97%	96%	$37.02		43,000	Whole Foods	Petsmart / REI / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,910	18	244,000	90%	90%	$23.07		20,000	Aldi / Stop & Shop (S)	24 Hour Fitness / AMC
Melville Mall	(4)	New York-Newark-Jersey City, NY-NJ-PA	108,913	21	241,000	100%	87%	$30.84		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods
Mercer on One	(4)	Trenton, NJ	126,751	50	551,000	97%	95%	$29.16		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	138,621	21	191,000	99%	99%	$56.91				Bloomies / lululemon / Anthropologie / Pottery Barn / Williams Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	37,463	19	211,000	99%	98%	$20.09		65,000	Target	Floor & Décor / Michaels
		Total NY Metro/New Jersey	1,417,850	275	3,276,000	97%	95%	$35.25

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,151,456	65	1,230,000	98%	97%	$41.61	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Burlington / World Market / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	32,111	15	113,000	100%	100%	$20.28		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	41,073	36	233,000	99%	99%	$15.88				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	54,405	20	253,000	97%	95%	$24.15		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	160,322	19	223,000	97%	97%	$53.28	7	41,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	1,944	28	48,000	100%	100%	$17.22		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,903	17	149,000	99%	99%	$21.65		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,461,214	200	2,249,000	98%	97%	$35.16

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	53,905	22	212,000	96%	95%	$15.30		31,000	TBA	TJ Maxx / Kohl's / L.A. Fitness / Five Below

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Bala Cynwyd on City Avenue		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	133,295	23	174,000	96%	96%	$38.74	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,967	28	260,000	100%	88%	$21.18		47,000	Whole Foods	Five Below / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	20,001	24	158,000	98%	98%	$24.32		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,785	21	226,000	99%	97%	$19.76		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,333	29	357,000	100%	100%	$25.46		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	36,377	15	208,000	96%	83%	$22.79			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	55,135	13	86,000	100%	100%	$26.10		31,000	Amazon Food	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	48,403	14	239,000	97%	76%	$32.54	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			478,201	189	1,920,000	98%	92%	$24.70

Baltimore
Annapolis Town Center		Baltimore-Columbia-Towson, MD	177,429	19	479,000	90%	85%	$34.67		71,000	Whole Foods / Target (S)	Restoration Hardware / Pottery Barn / Williams Sonoma / Life Time Fitness / Anthropologie
Governor Plaza		Baltimore-Columbia-Towson, MD	35,766	24	243,000	100%	100%	$20.62		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	43,429	29	398,000	91%	91%	$17.07		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	138,205	35	315,000	100%	100%	$29.05				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,656	4	33,000	100%	91%	$55.48
White Marsh Other		Baltimore-Columbia-Towson, MD	23,828	13	43,000	100%	78%	$47.89
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,185	7	80,000	98%	98%	$24.55		54,000	Giant Food
		Total Baltimore	465,498	131	1,591,000	95%	92%	$26.98

South Florida
CocoWalk	(8)	Miami-Fort Lauderdale-West Palm Beach, FL	206,465	3	278,000	100%	100%	$50.24				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,487	17	187,000	98%	98%	$25.59		44,000	Aldi	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	190,746	41	391,000	100%	98%	$33.70				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,378	67	431,000	99%	99%	$30.53		12,000	Trader Joe's / Costco (S)	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	580,076	128	1,287,000	99%	99%	$35.10

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	38,127	14	168,000	97%	97%	$21.52				L.A. Fitness / Ulta / Binny's / Ferguson Home
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	42,033	21	258,000	93%	93%	$18.96				Marshalls / HomeGoods / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	17,415	11	141,000	100%	100%	$16.62		63,000	Mariano's Fresh Market	Walgreens

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2025
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	123,080	17	211,000	98%	92%	$22.00		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	220,655	63	778,000	97%	95%	$19.88

Other
Barracks Road		Charlottesville, VA	78,566	40	487,000	91%	91%	$29.95		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	185,438	41	603,000	99%	96%	$18.82		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / HomeGoods
Gratiot Plaza		Detroit-Warren-Dearborn, MI	21,714	20	205,000	85%	85%	$14.68		69,000	Kroger	Best Buy / Bob's Discount Furniture
Lancaster	(4)	Lancaster, PA	8,705	11	126,000	98%	98%	$20.42		75,000	Giant Food	AutoZone
The Shops at Hilton Village	(4)(5)	Phoenix-Mesa-Chandler, AZ	88,264	18	305,000	88%	83%	$36.78				CVS / Houston's
Town Center Crossing / Town Center Plaza		Kansas City, MO-KS	264,884	59	552,000	95%	92%	$37.14		12,000	Trader Joe’s	Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia / Macy's (S) / Dick's House of Sport (S)
29th Place		Charlottesville, VA	41,068	15	168,000	99%	99%	$21.73		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	109,146	37	463,000	98%	97%	$23.49		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
Village Pointe		Omaha, NE-IA	145,246	48	452,000	96%	96%	$26.43				Nordstrom Rack / Best Buy / Apple / Sephora / lululemon / Scheels (S)
		Total Other	943,031	289	3,361,000	95%	93%	$26.51

Grand Total			$11,639,902	2,318	28,798,000	96%	94%	$32.79	2,678

Notes:
(1)	Represents the GLA, percentage leased, and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rents for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(3)	TBA indicates that a lease is signed.
(4)	All or a portion of this property is owned pursuant to a ground lease.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(8)	This property includes CocoWalk and four buildings in Coconut Grove.
(S)	Shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2025

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2025	105	100%	600,684	$39.09	$34.84	$2,552,365	12%	24%	7.4	$18,043,426	$30.04
3rd Quarter 2025	123	100%	727,029	$35.71	$27.85	$5,710,439	28%	43%	8.1	$15,446,743	$21.25
2nd Quarter 2025	119	100%	643,810	$37.98	$34.39	$2,311,260	10%	21%	6.6	$13,615,629	$21.15
1st Quarter 2025	87	100%	368,759	$40.63	$38.51	$783,686	6%	17%	7.2	$7,139,430	$19.36
Total - 12 months	434	100%	2,340,282	$37.98	$33.12	$11,357,750	15%	27%	7.4	$54,245,228	$23.18

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2025	53	50%	261,082	$36.39	$28.57	$2,040,053	27%	40%	9.7	$15,259,185	$58.45
3rd Quarter 2025	57	46%	234,886	$45.16	$35.52	$2,263,260	27%	43%	8.9	$12,947,803	$55.12
2nd Quarter 2025	45	38%	170,252	$39.04	$34.31	$805,428	14%	28%	9.1	$9,793,564	$57.52
1st Quarter 2025	34	39%	174,707	$34.39	$33.82	$98,831	2%	13%	8.8	$6,851,351	$39.22
Total - 12 months	189	44%	840,927	$38.96	$32.77	$5,207,572	19%	33%	9.2	$44,851,903	$53.34

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2025	52	50%	339,602	$41.17	$39.66	$512,312	4%	15%	5.8	$2,784,241	$8.20
3rd Quarter 2025	66	54%	492,143	$31.20	$24.19	$3,447,179	29%	42%	7.6	$2,498,940	$5.08
2nd Quarter 2025	74	62%	473,558	$37.59	$34.41	$1,505,832	9%	19%	5.7	$3,822,065	$8.07
1st Quarter 2025	53	61%	194,052	$46.25	$42.72	$684,855	8%	19%	6.2	$288,079	$1.48
Total - 12 months	245	56%	1,499,355	$37.42	$33.32	$6,150,178	12%	23%	6.3	$9,393,325	$6.26

Total Lease Summary - Comparable and Non-comparable (2)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2025				109	96%	612,978		$39.30	7.5	$18,384,628	$29.99
3rd Quarter 2025				132	93%	774,890		$36.97	8.3	$20,185,470	$26.05
2nd Quarter 2025				122	98%	653,366		$38.87	6.7	$14,435,475	$22.09
1st Quarter 2025				91	96%	429,865		$39.69	8.0	$12,616,558	$29.35
Total - 12 months				454	96%	2,471,099		$38.52	7.6	$65,622,131	$26.56

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2025				130		836,216		$36.47	6.8	$18,384,628	$21.99
3rd Quarter 2025				151		1,013,278		$34.24	7.7	$20,185,470	$19.92
2nd Quarter 2025				141		918,000		$34.07	6.4	$14,435,475	$15.72
1st Quarter 2025				118		827,104		$33.23	7.0	$12,616,558	$15.25
Total - 12 months				540		3,594,598		$34.48	7.0	$65,622,131	$18.26

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent considered part of base rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
December 31, 2025

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2026	944,000	5%	$17.68	916,000	10%	$38.43	1,860,000	7%	$27.90
2027	1,836,000	10%	$22.95	1,180,000	13%	$49.95	3,016,000	11%	$33.51
2028	2,037,000	11%	$17.99	1,263,000	14%	$50.00	3,300,000	12%	$30.25
2029	2,413,000	14%	$26.19	1,313,000	14%	$49.27	3,726,000	14%	$34.32
2030	1,817,000	10%	$21.90	1,062,000	11%	$51.13	2,879,000	11%	$32.68
2031	1,256,000	7%	$24.55	941,000	10%	$48.16	2,197,000	8%	$34.67
2032	1,824,000	10%	$29.71	747,000	8%	$48.92	2,571,000	9%	$35.29
2033	1,039,000	6%	$25.90	568,000	6%	$48.15	1,607,000	6%	$33.76
2034	895,000	5%	$21.88	508,000	5%	$49.21	1,403,000	5%	$31.78
2035	1,372,000	8%	$30.69	514,000	6%	$50.32	1,886,000	7%	$36.04
Thereafter	2,330,000	13%	$26.80	320,000	3%	$54.63	2,650,000	10%	$30.16
Total (3)(4)	17,763,000	100%	$24.46	9,332,000	100%	$48.63	27,095,000	100%	$32.79

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2026	585,000	3%	$16.63	820,000	9%	$37.30	1,405,000	5%	$28.69
2027	579,000	3%	$22.30	699,000	7%	$48.08	1,278,000	5%	$36.39
2028	407,000	2%	$19.71	711,000	8%	$46.87	1,118,000	4%	$36.97
2029	528,000	3%	$32.09	732,000	8%	$49.62	1,260,000	5%	$42.28
2030	250,000	1%	$22.44	652,000	7%	$50.35	902,000	3%	$42.60
2031	488,000	3%	$21.80	507,000	5%	$48.84	995,000	4%	$35.57
2032	357,000	2%	$33.85	538,000	6%	$54.07	895,000	3%	$46.01
2033	370,000	2%	$25.03	519,000	6%	$54.49	889,000	3%	$42.22
2034	645,000	4%	$28.11	515,000	6%	$48.29	1,160,000	4%	$37.07
2035	684,000	4%	$25.23	485,000	5%	$51.94	1,169,000	4%	$36.32
Thereafter	12,870,000	72%	$24.40	3,154,000	34%	$49.14	16,024,000	59%	$29.27
Total (3)(4)	17,763,000	100%	$24.46	9,332,000	100%	$48.63	27,095,000	100%	$32.79

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of December 31, 2025.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2025.
(4)	Individual items may not add up to total due to rounding.

94

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2025

	As of:
	December 31, 2025	September 30, 2025	December 31, 2024

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	28,798,000	27,936,000	26,832,000
Leased %	96.1%	95.4%	96.2%
Occupied %	94.1%	93.8%	94.1%
Leased % - anchor tenants	97.3%	96.5%	97.5%
Leased % - small shop tenants	93.8%	93.3%	93.6%
Active commercial tenant leases	3,733	3,629	3,474

Comparable Properties (1)(3)
GLA	25,073,000	25,102,000	25,163,000
Leased %	96.6%	95.7%	96.2%
Occupied %	94.5%	94.1%	94.0%

Residential Properties

Overall Portfolio (1)(2)
Residential units	2,678	2,996	3,104
Leased %	94.8%	96.0%	95.2%

Comparable Properties (1)(3)
Residential units	2,678	2,677	2,677
Leased %	94.8%	96.2%	95.1%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	Prior periods are adjusted for the current comparable property pool.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2025

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$23,779,000	2.42%	1,193,000	3.82%	40
2	Ahold Delhaize	BBB+ / Baa1	$16,675,000	1.69%	829,000	2.65%	13
3	NetApp, Inc.	BBB+ / Baa2	$15,668,000	1.59%	304,000	0.97%	1
4	Cisco Systems, Inc.	AA- / A1	$14,498,000	1.47%	267,000	0.85%	2
5	Gap, Inc., The	BB+ / Ba2	$13,302,000	1.35%	406,000	1.30%	39
6	CVS Corporation	BBB / Baa3	$10,902,000	1.11%	261,000	0.84%	19
7	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma, Lane Bryant)	NR / NR	$9,701,000	0.99%	228,000	0.73%	46
8	Amazon/Whole Foods	AA / A1	$8,891,000	0.90%	284,000	0.91%	6
9	Fitness International LLC	B / B2	$8,824,000	0.90%	347,000	1.11%	9
10	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba1	$8,741,000	0.89%	544,000	1.74%	10
11	Ross Stores, Inc.	BBB+ / A2	$8,638,000	0.88%	389,000	1.25%	14
12	Home Depot, Inc.	A / A2	$7,801,000	0.79%	478,000	1.53%	6
13	Dick's Sporting Goods, Inc.	BBB / Baa2	$7,507,000	0.76%	401,000	1.28%	9
14	AMC Entertainment Inc.	CCC+ / Caa2	$7,433,000	0.76%	283,000	0.91%	6
15	Kroger Co., The	BBB / Baa1	$7,430,000	0.75%	611,000	1.96%	12
16	PUMA North America, Inc.	NR / NR	$7,292,000	0.74%	155,000	0.50%	2
17	Ulta Beauty, Inc.	NR / NR	$7,167,000	0.73%	204,000	0.65%	19
18	Bank of America, N.A.	A- / A1	$7,141,000	0.73%	117,000	0.37%	21
19	PwC US Group LLP	NR / NR	$7,023,000	0.71%	141,000	0.45%	1
20	Bob's Discount Furniture, LLC	NR / NR	$6,958,000	0.71%	278,000	0.89%	7
21	Choice Hotels International, Inc.	BBB- / Baa3	$6,448,000	0.65%	119,000	0.38%	1
22	Michaels Stores, Inc.	B- / B3	$6,116,000	0.62%	316,000	1.01%	14
23	J.Crew Group, LLC	CCC+ / Caa1	$5,960,000	0.61%	114,000	0.36%	22
24	Starbucks Corporation	BBB+ / Baa1	$5,947,000	0.60%	80,000	0.26%	44
25	Target Corporation	A / A2	$5,452,000	0.55%	588,000	1.88%	6
	Totals - Top 25 Tenants		$235,294,000	23.90%	8,937,000	28.61%	369

	Total (5):		$984,491,000	(2)	31,242,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2025. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
2026 Guidance
December 31, 2025

Full Year 2026 Guidance
	2025 Actual	2026 Guidance (1)
Net income available for common shareholders per diluted share	$4.68	$3.90 - $4.00
Nareit FFO per diluted share (2)(3)	$7.22	$7.42 - $7.52
Core FFO per diluted share (2)(3)	$7.06	$7.42 - $7.52
Comparable properties growth	3.6%	3.0% - 3.5%
Lease termination fees	$6 million	$7 - $8 million
Incremental redevelopment/expansion POI (4)	$5 million	$13 - $15 million
General and administrative expenses	$47 million	$47 - $49 million
Development/redevelopment capital	$194 million	$175 - $225 million
Capitalized interest	$13 million	$11 - $12 million
Notes:
(1)Does not include the impact of acquisitions or dispositions other than those which have closed as of February 11, 2026. All amounts are estimates.
(2)The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated Nareit FFO and Core FFO per diluted share for the full year 2026:

	Full Year 2026 Guidance Range
	Low	High
Estimated net income available for common shareholders per diluted share	$3.90	$4.00
Adjustments:
Estimated gain on sale of real estate	(1.06)	(1.06)
Estimated depreciation and amortization	4.58	4.58
Estimated Nareit FFO and Core FFO per diluted share	$7.42	$7.52

See Glossary of Terms. Individual items may not add up to total due to rounding.
(3)Below is our Nareit FFO and Core FFO for 2024, 2025, and estimated 2026, per diluted share:

	2024	2025	2026 Guidance
Nareit FFO per diluted share	$6.77	$7.22	$7.42 - $7.52
Percentage growth over the prior year		6.6%	2.8% - 4.2%
Adjustments:
New market tax credit transaction income, net	—	(0.15)	—
Executive transition costs	0.04	—	—
Collection of prior period rents deferred during COVID	(0.04)	(0.00)	—
Core FFO	$6.77	$7.06	$7.42 - $7.52
Percentage growth over the prior year		4.3%	5.1% - 6.5%

See Glossary of Terms. Individual items may not add up to total due to rounding.
(4)Reflects the estimated additional POI to be recognized in the period indicated versus the prior year or prior year quarter period as applicable. Projects included in incremental redevelopment/expansion POI included Huntington Shopping Center, Santana West, Pike & Rose - 915 Meeting Street, and Bala Cynwyd on City Avenue for all periods presented. See page 17 for information on these projects and note 2 of page 17 for the definition of POI.

	Annual			2026 Quarterly Estimates
	2024 Actual	2025 Actual	2026 Estimate	1Q	2Q	3Q	4Q
	($ in millions)
Total redevelopment/expansion POI	$12	$17	$31	$20	$23	$27	$31
Incremental redevelopment/expansion POI		$5	$14	$3	$3	$4	$4

Glossary of Terms
EBITDA for Real Estate (EBITDAre): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("Nareit") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the Nareit definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.
Nareit-defined Funds From Operations (Nareit FFO): Nareit FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. Nareit developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, Nareit FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider Nareit FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of Nareit FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.
Core Funds From Operations (Core FFO): Core FFO is a supplemental non-GAAP financial measure of performance that adjusts Nareit FFO to exclude the impact of certain items that management considers are not indicative of the Company’s ongoing operating and financial performance. These adjustments include, when applicable, (1) gains or losses on early extinguishment of debt, (2) new market tax credit transaction income, (3) executive transition costs, (4) collection of prior period rents which were contractually deferred or payments renegotiated related to the COVID-19 pandemic, and (5) other items as determined by management. Management believes Core FFO provides enhanced comparability across periods and additional insight into the Company’s underlying operating results, by excluding items that may reflect short-term fluctuations in net income and Nareit FFO. Core FFO is not intended to be a substitute for net income or Nareit FFO. Comparison of our presentation of Core FFO to similarly titled measures for other REITs may not be meaningful due to possible differences in the way Core FFO is defined or applied by other REITs.
Property Operating Income: Total revenue less rental expenses and real estate taxes.
Overall Portfolio: Includes all consolidated operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent considered to be part of base rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.